UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2006, the Compensation Committee (the "Committee") of the Company’s Board of Directors took the actions described below with respect to the incentive compensation programs applicable to certain executive officers of the Company.

The Company has two bonus plans that apply to executive officers, the Senior Executive Annual Performance Plan (the "Senior Executive Plan") and the Executive Annual Performance Plan (the "Executive Plan"). On February 2, 2006, the Committee established the performance objectives for participants under each of the plans. Generally, a participant’s individual award opportunities under either of the plans is based on specified net income goals for fiscal 2006, with the actual performance to be determined by disregarding the impact of certain costs, charges and adjustments (the disregarding costs, charges and adjustments were outlined in Item 1.01 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 6, 2006). For certain executive officers, part of their individual incentive award opportunity under the Executive Plan was also to be based on the extent to which the Wendy’s North America income goal for the year is met or exceeded, subject to the February 2 adjustments.

Due to the performance results of Wendy North America through the second quarter of 2006, the Committee determined that the previously-approved performance objectives for Wendy’s North America under the Executive Plan were unattainable and that the performance objectives provided no retention or incentive value for those executive officers who have their incentive opportunities tied to Wendy’s North America performance. Therefore, on September 5, 2006, the Committee replaced the February 2 performance objectives applicable to the Wendy’s North America component with new performance objectives that would provide retention and incentive values to participants under the Executive Plan who had their incentive opportunity tied to Wendy’s North America performance. The new performance objectives for those executive officers who have their incentive opportunities tied to Wendy’s North America performance will be based on the extent to which the Wendy’s North America income goal for the second half of 2006 is met or exceeded, with the actual performance to be determined by disregarding the impact of any Wendy’s company restaurant closure charges that may be incurred in the second half of 2006 or any other new initiatives that may be announced (in addition to the other disregarded items previously approved by the Committee on February 2, 2006). No action was taken by the Committee with respect to the performance objectives for participants in the Senior Executive Plan.

Item 7.01 Regulation FD Disclosure.

On September 5, 2006, the Company issued a press release reporting it August sales results. The press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99 - Press release issued by the Company dated September 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

September 11, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99	Press release issued by the Company dated September 5, 2006